Exhibit 99.1

NetScout Signs Definitive Agreement to Acquire Network General

Combination to yield more powerful Performance Management Solutions and immediate return on current investments for both customers and shareholders

WESTFORD, Mass. – September 20, 2007—NetScout Systems, Inc. (NASDAQ: NTCT), an industry pacesetter for advanced network and service assurance solutions, today announced that it has entered into a definitive agreement to acquire Network General Corporation, in a combined cash, stock, and debt transaction currently valued at approximately $205 million. The acquisition, subject to customary closing conditions and regulatory approvals, is expected to be completed by early November. Network General employees will become NetScout employees, and the newly combined entity will be headquartered in Westford, Massachusetts.

NetScout believes that for the full year of fiscal 2009 the combined company will approximately double NetScout’s current revenue rate, and that the transaction will be accretive for fiscal year 2009 on a non-GAAP basis and accretive on a GAAP basis by the end of fiscal 2009. The combined company will have a larger and more diversified customer base supported by a larger sales force and a planned doubling of R&D spending. Faster revenue growth is expected to be achieved through a broader, integrated product portfolio which will provide customers greater efficiency and value. It is anticipated that there will be significant cost savings realized across the combined company, improving operating margins and earnings per share.

The acquisition furthers NetScout’s vision of providing superior network-based performance management based on a KPI (key performance indicator)/Flow/Packet paradigm. The new, extended portfolio will directly benefit both customer sets by increasing the value of the NetScout solutions available to them while protecting their existing investments. NetScout customers will benefit from the addition of best-of-breed expert packet analysis and data mining, and Network General customers will benefit from best-of-breed real-time monitoring and rapid top-down troubleshooting. For all customers, this will translate into meaningful reductions in their MTTR (mean time to restore) metrics, while reducing the training and skills required to manage complex network-based operations.

“Today, we are bringing together two established companies with complementary technologies to form a new stronger organization that will have the scale, technology, and mindshare to meet some of the greatest challenges associated with virtualization, convergence, SOA and highly distributed network-centric operations,” said Anil Singhal, President and CEO of NetScout Systems. “We are thrilled by the opportunity now before us to elevate and advance the state of the art in packet-flow performance management solutions. This combination positions us to substantially expand our ability to help the largest organizations worldwide to assure that network-enabled applications and services can reliably be delivered to diverse and geographically extensive operations,” continued Mr. Singhal.

The acquisition will accelerate NetScout’s recently announced entry into the Wireless Service Provider segment. This segment is currently dominated by several large competitors, whose solutions have relied on deep packet analysis versus NetScout’s superior real time monitoring and reporting. With the addition of Network General’s leading technology, NetScout will be able to offer the best solution across a broad spectrum of performance monitoring and troubleshooting requirements.

“There has been a great degree of common vision between the two companies which will promote accelerated product integration and continuation of our focus on technology leadership and support for our customers,” said Bill Gibson, CEO of Network General “We believe that the combination of our two talented employee teams has tremendous potential to shape the future of the IT and service provider markets.”

“We have long believed in the potential of packet-flow technology. This combination will accelerate our ambition to propel these solutions into their destined role as critical components of tomorrow’s service-centric operating environments,” said Ken Hao, on behalf of Silver Lake and TPG. “The resulting organization will be an agile and dynamic technology leader, in which we are thrilled to become stakeholders.”

“This combination should prove to be very good news for organizations that are struggling to assure IT services in the face of the constant onslaught of new applications and technologies,” said Dennis Drogseth, Vice President, Enterprise Management Associates. “Most recent consolidations in the network management sector and the strategies employed by the major networking and software technology providers have largely been designed to broaden product portfolios and span a wider range of customer needs. This trend highlights the importance of network management and sets the stage for the next step: combining the resources and market access of the best of breed solutions in the packet/flow segment to deliver compelling solutions to the set of operational challenges that have thus far eluded the big five. NetScout’s acquisition of Network General lays a powerful and cohesive foundation for assuring application service reliability across the distributed network environment – a complex and multi-domain requirement that EMA believes will demand accelerated attention as application designs become more modular and more network-dependent.”

Transaction details:

NetScout is making the acquisition, valued at approximately $205 million (based on the closing price of NetScout common stock on September 19, 2007), with a combination of six million shares of NetScout stock, $50 million of cash and $100 million of debt financing. NetScout anticipates obtaining the debt financing either from affiliates of Silver Lake and TPG or from third party financing sources. After completion of the acquisition, Silver Lake and TPG will become NetScout shareholders and representatives of Silver Lake and TPG are expected to join the NetScout Board. The transaction is slated to close in early November subject to customary closing conditions and regulatory approvals.

Conference Call and Webcast: NetScout Systems will host a conference call today at 9:00 a.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 706-634-5113 for international callers and using conference ID: 17348240. A replay of the call will be available after 11:00 a.m. ET on Sept. 20 for two weeks. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 17348240.

About NetScout Systems

NetScout Systems, Inc. (NASDAQ: NTCT) has been the industry pacesetter for advanced network and service assurance solutions for over a decade, and counts the world’s largest enterprises, government agencies, and service providers among its customers. Enterprise and government IT organizations deploy NetScout’s nGenius® Performance Management System to increase service levels to their users by reducing or preventing service disruptions. Service providers depend on NetScout’s proven IP performance management technology and expertise to protect the quality of their customers’ experience with IP-based services. NetScout is headquartered in Westford, Massachusetts and has offices worldwide. Further information is available at http://www.netscout.com.

About Network General Corporation

Network General™, a privately held company based in San Jose, California, is a leading provider of IT management solutions designed to integrate and simplify troubleshooting and management across IT domains, assuring the delivery of IT services. The Network General portfolio consists of innovative software solutions and intelligent appliances that proactively monitor and manage all elements of IT infrastructure performance including network devices, applications, and servers, while simultaneously delivering a correlated view of the health of the business service. Network General’s solutions drive down the cost-per-managed network segment while providing IT professionals with a full range of complementary products that assure delivery of business-relevant IT services.

Safe Harbor:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with the satisfaction of the applicable closing conditions and receipt of regulatory approvals for the acquisition, the Company’s ability to integrate the acquisition successfully, costs associated with the acquisition, the ability to achieve market introduction and acceptance of new products from the acquisition, difficulties in managing geographically dispersed operations, and other factors relating to acquisitions generally, as well as the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology, and risks of slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc. The CDM logo, MasterCare, Progressive Analytics and the MasterCare logo, are trademarks of NetScout Systems, Inc. Other brands, product names and trademarks are property of their respective owners. NetScout reserves the right, at its sole discretion, to make changes at any time in its technical information and specifications, and service and support programs.

Network General, Business Container, networkDNA, and the Network General logo are registered trademarks or trademarks of Network General Corporation and/or its affiliates in the United States and/or other countries. Only Network General Corporation makes Sniffer® brand products. All other registered and unregistered trademarks herein are the sole property of their respective owners. ©2006 NETWORK GENERAL CORPORATION. ALL RIGHTS RESERVED

For further information, contact:

Catherine Taylor

Director, Investor Relations

NetScout Systems, Inc.

978.614.4286

IR@netscout.com

Christine Johansen

Manager, Public Relations

NetScout Systems, Inc.

978.614.4113

johansenc@netscout.com

Brian Alberti

Davies Murphy Group, Inc.

781-418-2403

netscout@daviesmurphy.com